Underwriting

      Under the terms and subject to the conditions contained in an underwriting agreement, dated April 26, 2000, the U.S. underwriters named below have severally agreed to purchase, and we haveagreed to sell to them, the respective number of shares of AT&T Wireless Group tracking stock set forth below:

                                                                     Number of
Name                                                                   Shares

Goldman, Sachs & Co. .........................................     52,048,866
Merrill Lynch, Pierce, Fenner & Smith Incorporated  ..........     52,048,866
Salomon Smith Barney Inc. ....................................     52,048,866
Credit Suisse First Boston Corporation .......................     18,207,000
Lehman Brothers Inc. .........................................     18,207,000
Morgan Stanley & Co. Incorporated ............................     18,207,000
Banc of America Securities LLC ...............................      4,492,500
M.R. Beal & Company ..........................................      4,492,500
Bear, Sterns & Co. Inc. ......................................      4,492,500
Chase Securities Inc. ........................................      4,492,500
Deutsche Bank Securities Inc. ................................      4,492,500
Donaldson, Lufkin & Jenrette Securities Corporation ..........      4,492,500
J.P. Morgan Securities Inc. ..................................      4,492,500
PaineWebber Incorporated .....................................      4,492,500
Prudential Securities Incorporated ...........................      4,492,500
Sanford C. Bernstein & Co., Inc. .............................      4,492,500
Thomas Weisel Partners LLC ...................................      4,492,500
Advanced Clearing, Inc. ......................................      1,049,000
Allen & Company Incorporated .................................      1,049,000
BMO Nesbitt Burns Corp. ......................................      1,049,000
Blaylock & Partners, L.P. ....................................      1,049,000
CIBC World Markets Corp. .....................................      1,049,000
A.G. Edwards & Sons, Inc. ....................................      1,049,000
Fidelity Capital Markets, A Division of National Financial Services 1,049,000
First Union Securities, Inc. .................................      1,049,000
FleetBoston Robertson Stephens Inc. ..........................      1,049,000
Guzman & Comany ..............................................      1,049,000
Edward D. Jones & Co., L.P. ..................................      1,049,000
Lazard Freres & Co. LLC ......................................      1,049,000
RBC Dominion Securities Corporation ..........................      1,049,000
SG Cowen Securities Corporation ..............................      1,049,000
Muriel Siebert & Co., Inc. ...................................      1,049,000
Utendahl Capital Partners, L.P. ..............................      1,049,000
Wasserstein Perella Securities, Inc. .........................      1,049,000
Wit Soundview Corporation ....................................      1,049,000
Advest, Inc. ................................................         524,700
Robert W. Baird & Co. Incorporated ..........................         524,700
William Blair & Company, L.L.C. .............................         524,700
J.C. Bradford & Co. .........................................         524,700
Chatsworth Securities LLC ...................................         524,700
Dain Rauscher Incorporated ..................................         524,700
Fahnestock & Co. Inc. .......................................         524,700
Friedman, Billings, Ramsey & Co., Inc. ......................         524,700
Gerard Klauer Mattison & Co., Inc. ..........................         524,700
J.J.B. Hillard, W.L. Lyons, Inc. ............................         524,700
Janney Montgomery Scott LLC .................................         524,700
C.L. King & Associates, Inc. ................................         524,700
Legg Mason Wood Walker, Incorporated ........................         524,700
McDonald Investments Inc., A KeyCorp Company ................         524,700
Morgan Keegan & Company, Inc. ...............................         524,700
Needham & Company, Inc. .....................................         524,700
Neuberger Berman, LLC .......................................         524,700
Ormes Capital Markets, Inc. .................................         524,700
Pryor, McClendon, Counts & Co., Inc. ........................         524,700
Ragen MacKenzie Incorporated ................................         524,700
Ramirez & Co., Inc. .........................................         524,700
Raymond James & Associates, Inc. ............................         524,700
The Robertson-Humphrey Company, LLC .........................         524,700
Scott & Stringfellow, Inc. ..................................         524,700
Stephens Inc. ...............................................         524,700
Stifel, Nicolaus & Company, Incorporated ....................         524,700
SunTrust Equitable Securities Corporation ...................         524,700
Sutro & Co. Incorporated ....................................         524,700
Tucker Anthony Incorporated .................................         524,700
C.E. Unterberg, Towbin ......................................         524,700
U.S. Bancorp Piper Jaffray Inc. .............................         524,700
Wachovia Securities, Inc. ...................................         524,700
The Williams Capital Group, L.P. ............................         524,700
Adams, Harkness & Hill, Inc. ................................         262,300
Arnhold and S. Bleichroeder, Inc. ...........................         262,300
George K. Baum & Company ....................................         262,300
Brean Murray & Co., Inc. ....................................         262,300
Burnham Securities Inc. .....................................         262,300
The Chapman Company .........................................         262,300
Crowell, Weedon & Co. .......................................         262,300
Davenport & Company LLC .....................................         262,300
D.A. Davidson & Co. .........................................         262,300
Doft & Co., Inc. ............................................         262,300
Doley Securities, Inc. ......................................         262,300
E*OFFERING Corp. ............................................         262,300
First Albany Corp. ..........................................         262,300
Gabelli & Company, Inc. .....................................         262,300
Gardner Rich & Co., Inc. ....................................         262,300
Gruntal & Co., L.L.C. .......................................         262,300
Jackson Securities Incorporated .............................         262,300
Janco Partners, Inc. ........................................         262,300
Jefferies & Company, Inc. ...................................         262,300
Josephthal & Co. Inc. .......................................         262,300
Kaufman Bros., L.P. .........................................         262,300
Loop Capital Markets ........................................         262,300
Mellon Financial Markets LLC ................................         262,300
Melvin Securities Corporation L.L.C. ........................         262,300
Parker / Hunter Incorporated ................................         262,300
Brad Peery Inc. .............................................         262,300
Pennsylvania Merchant Group .................................         262,300
Pittsburg Institutional, Inc. ...............................         262,300
Redwood Securities Group, Inc. ..............................         262,300
SBK Brooks Investment Corp. .................................         262,300
Sanders Morris Harris .......................................         262,300
Sands Brothers & Co., Ltd. ..................................         262,300
The Seilders Companies Incorporated .........................         262,300
Sturdivant & Co., Inc. ......................................         262,300
H.C. Wainwright & Co., Inc. .................................         262,300
Wedbush Morgan Securities ...................................         262,300
May Davis Group, Inc. .......................................         175,002
Total  ........................................................   306,000,000